SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2004

OraSure Technologies, Inc.

(Exact name of issuer as specified in charter)

DELAWARE	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

220 East First Street

Bethlehem, Pennsylvania 18015-1360

(Address of principal executive offices)

(610) 882-1820

(Registrant’s telephone number, including area code)

Item 5 – Other Events and Required Reg FD Disclosures.

R. Sam Niedbala, the Company’s Executive Vice President and Chief Science Officer, has advised the Company that he will retire from the Company on May 21, 2004. Following his retirement, Dr. Niedbala is expected to enter into a consulting agreement with the Company pursuant to which he will be engaged to assist the Company in seeking U.S. Food and Drug Administration clearance of the UPlink® Oral Fluid Rapid Drug Detection System, expanding the Company’s patent portfolio and other matters. P. Michael Formica, the Company’s Executive Vice President, Operations, will oversee the Company’s research and development activities until a new Chief Science Officer is appointed.

Item 7 – Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99	Press Release dated April 27, 2004, announcing financial results of OraSure Technologies, Inc. for the quarter ended March 31, 2004.

Item 12. Results of Operations and Financial Condition.

On April 27, 2004, OraSure Technologies, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2004. A copy of the press release is attached as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: April 27, 2004	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description
99	Press Release dated April 27, 2004, announcing financial results of OraSure Technologies, Inc. for the quarter ended March 31, 2004.